UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2016

Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501

Morgantown, West Virginia

26505

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2016, Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), filed the Certificate of Amendment to our Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State to effectuate an increase in the Company’s authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Common Stock Increase”). On August 19, 2016, our Board of Directors unanimously approved the Authorized Common Stock Increase and the Charter Amendment, and on October 21, 2016, the Company’s stockholders voted in favor for the Authorized Common Stock Increase and the Charter Amendment (as more specifically described in Item 5.07 below and incorporated herein by reference). The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 23, 2016, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Consent Solicitation”) and thereafter mailed the Consent Solicitation to all Company stockholders as of August 22, 2016 (the “Record Date”) to approve the Charter Amendment (the “Proposal”). The Proposal is more specifically described below. As of the Record Date, the Company had 133,720,519 shares of the Common Stock, issued and outstanding and entitled to approve the Proposal.

As of October 21, 2016 the Company has received the written consent of more than a majority of the voting power of its Common Stock outstanding as of the Record Date in favor of the Proposal and terminated the Consent Solicitation period. The Proposal and the voting results are set forth below:

Proposal

To amend our Certificate of Incorporation to increase our authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
68,155,708	2,950,909	70,000

Brokers did not have discretionary voting authority on the Proposal and, as a result, there could be no broker non-votes. No other items were presented for stockholder approval in the Consent Solicitation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2016	By:	/s/ Stephen Turner
		Name:	Stephen Turner
		Title:	Chief Executive Officer